PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of December 17, 2015 by and among EXACTECH, INC., a Florida corporation (the "Borrower"), ALTIVA, LLC, a Delaware limited liability company ("Altiva"), BRIGHTON PARTNERS, LLC, a Florida limited liability company ("Brighton"), EXACTECH U.S., INC., a Florida corporation ("Exactech US"), EXACTECH INTERNATIONAL, LLC, a Florida corporation ("Exactech International"), and any additional entities which become parties to this Security Agreement by executing a Security Agreement Supplement hereto in substantially the form of Annex I hereto (such additional entities, together with the Borrower, Altiva, Brighton, Exactech US and Exactech International, each a “Grantor”, and collectively, the “Grantors”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below.

PRELIMINARY STATEMENT

The Borrower, each other Grantor as a Loan Guarantor, the Administrative Agent and the Lenders are entering into a Credit Agreement dated as of December 17, 2015 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each Grantor is entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement and to secure the Secured Obligations that it (other than the Borrower) has agreed to guarantee pursuant to Article X of the Credit Agreement.

ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1.    Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2.    Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3.    Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Closing Date” means the Effective Date (as defined in the Credit Agreement).

“Collateral” shall have the meaning set forth in Article II.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Commercial Tort Claims” means the commercial tort claims as defined in Article 9 of the UCC, including each commercial tort claim specifically described on Exhibit I.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Loan Party, a banking institution holding such Loan Party’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by such Loan Party with such banking institution.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Event of Default” means an event described in Section 5.1.

“Excluded Accounts” means any Deposit Accounts, securities accounts or similar accounts owned by a Grantor that are (a) zero balance accounts, (b) payroll accounts, (c) withholding and trust accounts, (d) escrow accounts (to the extent maintained exclusively by the Borrower and its Subsidiaries for the purpose of establishing or maintaining escrow amounts for third parties), (e) employee benefit accounts, (f) 401(k) accounts, (g) pension fund accounts, (h) tax withholding accounts (to the extent maintained by the Borrower and its Subsidiaries exclusively for the purposes of maintaining or holding tax withholding amounts payable to applicable governmental authorities), and (i) any other Deposit Accounts, securities accounts or similar accounts of the Grantors (other than any Deposit Accounts, securities accounts or similar accounts of the Grantors held with the Administrative Agent or any Lender) which do not at any time have cash, investment property, or other amounts, including Cash Equivalents, on deposit therein in excess of $100,000, individually, or $500,000 in the aggregate for all such accounts.

“Excluded Collateral” means the following: (a) fee owned real property and leasehold interests in real property; (b) motor vehicles and other assets, in each instance, in which perfection of a security interest requires notation on certificate of title, (c) immaterial letter of credit rights (other than those constituting support obligations as to other Collateral), (d) pledges and security interests prohibited by applicable Requirements of Law, (e) any lease, license or other agreement or any property subject to a purchase money security interest or similar agreement to the extent that a grant of a security interest therein would require a consent not obtained or violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto, but only so long as the restrictions in any such agreement continue to provide for such consent, violation or invalidation or create such right of termination, (f) any "intent-to-use'' trademark applications prior to the filing of a ''Statement of Use" or "Amendment to Allege Use" with respect thereto, (g) those assets as to which the Administrative Agent and

Borrower agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby, (h) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited and restricted thereby, (i) assets to the extent a security interest in such assets would result in material adverse tax consequences as a result of the operation of Section 956 of the Internal Revenue Code, (j) all Excluded Equity, (k) all Excluded Accounts described in clauses (b) through (h) of the definition thereof, (l) those assets located outside of the United States, if creating a security interest in such assets requires any action under the law of any non-U.S. jurisdiction and (x) other exceptions mutually agreed to by the Administrative Agent and Borrower provided, however, “Excluded Collateral” shall not include any proceeds, products, substitutions or replacements of Excluded Collateral (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Collateral).

“Excluded Equity” means any Equity Interests of any Foreign Subsidiary other than up to 65% of the issued and outstanding Equity Interests entitled to vote and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas., Reg. Section 1.956-2(c)(2)) in each First Tier Foreign Subsidiary directly owned by the Borrower or any Domestic Subsidiary.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Information Certificate” means each Information Certificate (including all schedules thereto), dated as of the date hereof, executed by the Grantors, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Lenders” means the lenders party to the Credit Agreement and their successors and assigns.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors to the extent constituting Collateral, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement; provided, that Pledged Collateral shall not include any Excluded Equity.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Parties” shall have the meaning set forth in the Credit Agreement.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Security Agreement Supplement” shall mean any Security Agreement Supplement to this Security Agreement in substantially the form of Annex I hereto executed by an entity that becomes a Grantor under this Security Agreement after the date hereof.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest constituting Collateral and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any other Secured Party’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets of such Grantor, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i)all Accounts;

(ii)all Chattel Paper;
(iii)all Copyrights, Patents and Trademarks;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all General Intangibles;

(vii)	all Goods;

(viii)	all Instruments;

(ix)	all Inventory;

(x)	all Investment Property;

(xi)	all cash or cash equivalents;

(xii)	all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiii)	all Deposit Accounts with any bank or other financial institution;

(xiv)	all Commercial Tort Claims; and

(xv)
all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations. Notwithstanding the foregoing and for the avoidance of doubt, no Lien or security interest is hereby granted on, and the Collateral shall not include, any Excluded Collateral and to the extent that any Collateral becomes Excluded Collateral after the Closing Date, the Lien granted hereunder will automatically be deemed to have been released; provided that such Grantor shall provide prior written notice thereof to the Administrative Agent. Notwithstanding anything to the contrary set forth herein, no Grantor and no Subsidiary of any Grantor shall be required to take any action under the law of any non-U.S. jurisdiction to create or perfect a security interest in any assets located outside the United States.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement represents and warrants (after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such Grantor as attached to such Security Agreement Supplement), to the Administrative Agent and the Secured Parties that:

1.Title, Authorization, Validity, Enforceability, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Administrative Agent the security interest in the Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement has been duly authorized by proper corporate or limited liability company, as the case may be, proceedings of such Grantor, and this Security Agreement constitutes a legal valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit H, the Administrative Agent will have a fully perfected first priority security interest in that Collateral of such Grantor in which a security interest may be perfected by such filing, subject only to Liens permitted under Section 4.1(e).

2.Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.Principal Location. Such Grantor’s mailing address, which shall be its address for notices and other communications provided for herein and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A.

4.Collateral Locations. As of the Closing Date, all of such Grantor’s locations where Collateral (other than Inventory held at third party customer locations in the ordinary course of business) is located are listed on Exhibit A. All of said locations are owned by such Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Part VII(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.

5.Deposit Accounts. As of the Closing Date, all of such Grantor’s Deposit Accounts are listed on Exhibit B.

6.Exact Names. Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Except as otherwise disclosed in the Information Certificate for such Grantor, such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

7.Letter-of-Credit Rights and Chattel Paper. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of such Grantor as of the Closing Date. All action by such Grantor necessary or desirable to perfect the Administrative Agent’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder), in each case to the extent required under Section 4.4, has been duly taken. Upon the taking of any such action, the Administrative Agent will have a fully perfected (to the extent required under Section 4.4) first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e).

8.Accounts and Chattel Paper.

(a)The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated (in all material respects) in all records of such Grantor relating thereto and in all invoices with respect thereto furnished to the Administrative Agent by such Grantor from time to time.

(b)With respect to its Accounts, (i) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except for any extension, compromise or settlement, release discount or allowance allowed by such Grantor in the ordinary course of its business; (iii) to such Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices and statements with respect thereto;

(iv) such Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor’s financial condition; and (v) such Grantor has no knowledge that any Account Debtor has become insolvent or is generally unable to pay its debts as they become due.

(c)In addition, with respect to all of its Accounts, (i) the amounts shown on all invoices and statements with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent, and (ii) to such Grantor’s knowledge, all Account Debtors have the capacity to contract.

9.Inventory. With respect to any of its Inventory (a) such Inventory (other than Inventory in transit or out for repair or refurbishment in the ordinary course of business) is located at one of such Grantor’s locations set forth on Exhibit A or as permitted by Section 4.1(g), (b) no Inventory (other than Inventory in transit or out for repair or refurbishment in the ordinary course of business) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or Document whatsoever except for the security interest granted to the Administrative Agent hereunder, for the benefit of the Administrative Agent and Secured Parties, and Permitted Encumbrances, (d) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (e) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder, and (f) the completion of manufacture, sale or other disposition of such Inventory by the Administrative Agent following an Event of Default in accordance with this Agreement shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.

10.Intellectual Property. As of the Closing Date, such Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Exhibit D. This Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Exhibit H and this Security Agreement with the United States Copyright Office and the United States Patent and Trademark Office, as applicable, fully perfected first priority security interests in favor of the Administrative Agent on such Grantor’s federally registered Patents, Trademarks and Copyrights, such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor; and all action necessary or desirable to perfect the Administrative Agent’s Lien on such Grantor’s federally registered Patents, Trademarks or Copyrights shall, to the extent requested by the Administrative Agent, have been duly taken.

11.Filing Requirements. None of the Collateral owned by any Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute except for Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit D.

12.No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated (by a filing authorized by the secured party in respect thereof) naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (a) naming the Administrative Agent on behalf of the Secured Parties as the secured party and (b) in respect of other Liens permitted under Section 6.02 of the Credit Agreement.

13.Pledged Collateral.

(a)Exhibit G sets forth a complete and accurate list of all of the Pledged Collateral owned by such Grantor as of the Closing Date. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit G as being owned by it, free and clear of any Liens, except for any Liens permitted by Section 4.1(e). Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible, (iii) to the extent required by the Administrative Agent, all such Pledged Collateral held by a securities intermediary is covered by a control agreement among such Grantor, the securities intermediary and the Administrative Agent pursuant to which the Administrative Agent has Control and (iv) all Pledged Collateral which represents Indebtedness owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and, as of the Closing Date, such issuer is not in default thereunder.

(b)In addition, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) no options, warrants, calls or commitments of any character whatsoever (A) exist relating to such Pledged Collateral or (B) obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice or filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except (x) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally, (y) such as have been obtained or made and are in full force and effect or (z) where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(c)Except as set forth in Exhibit G, such Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it and none of the Pledged Collateral which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness (other than the Loans) or subject to the terms of an indenture.

ARTICLE IV
COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each Grantor party hereto as of the date hereof agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each such additional Grantor agrees that:

4.1.    General.

(a)Collateral Records. Such Grantor will maintain complete and accurate books and records with respect to the Collateral owned by it, and furnish to the Administrative Agent with sufficient copies for each of the Lenders, such reports relating to such Collateral as the Administrative Agent shall from time to time reasonably request.

(b)Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Administrative Agent in order to maintain a first priority perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Administrative Agent promptly upon the reasonable request of the Administrative Agent. Such Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c)Further Assurances. Such Grantor will, if so reasonably requested by the Administrative Agent, furnish to the Administrative Agent statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may reasonably request and to the extent reasonably available to such Grantor. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(d)Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions specifically permitted pursuant to Section 6.05 of the Credit Agreement.

(e)Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, and (ii) other Liens permitted under Section 6.02 of the Credit Agreement.

(f)Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party, and (ii) in respect of other Liens permitted under Section 6.02 of the Credit Agreement. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g)Locations. Such Grantor will not (i) maintain any Collateral owned by it at any location other than those locations listed on Exhibit A or disclosed to Administrative Agent pursuant to clause (ii) of this Section or, with respect to Inventory, at third party customer locations in the ordinary course of business, (ii) otherwise change, or add to, such locations unless (x) no Event of Default has occurred and is continuing and (y) the Administrative Agent shall have received at least thirty (30) days’ prior written notice (or such shorter period acceptable to the Administrative Agent in its sole discretion) of such change and such Grantor will concurrently therewith use commercially reasonable efforts to obtain a Collateral Access Agreement for each such location to the extent required by Section 4.13), or (iii) change its principal place of business or chief executive office from the location identified on Exhibit A, other than as permitted by Section 4.15.

(h)Compliance with Terms. Such Grantor will perform and comply in all material respects with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral.

4.2.    Receivables.

(a)Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, so long as no Event of Default has occurred and is continuing, such Grantor may take such actions in accordance with its present policies and in the ordinary course of business.

(b)Collection of Receivables. Except as otherwise provided in this Security Agreement, such Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it in accordance with its present policies and in the ordinary course of business.

(c)Delivery of Invoices. Such Grantor will deliver to the Administrative Agent immediately upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Administrative Agent shall specify.

(d)Disclosure of Counterclaims on Receivables. If (i) any material discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Receivable owned by such Grantor exists or (ii) if, to the knowledge of such Grantor, any material dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened (in writing) with respect to any such Receivable, such Grantor will promptly disclose such fact to the Administrative Agent in writing. Such Grantor shall promptly report each material credit memorandum and each of the facts required to be disclosed to the Administrative Agent in accordance with this Section 4.2(d) on the Borrowing Base Certificates submitted by it.

(e)Electronic Chattel Paper. Such Grantor shall take all steps necessary to grant the Administrative Agent Control of all electronic chattel paper with an aggregate face value in excess of $250,000 in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3.    Inventory and Equipment.

(a)Maintenance of Goods. Such Grantor will do all commercially reasonable things necessary to maintain, preserve, protect and keep its Inventory and the Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business and except for ordinary wear and tear in respect of the Equipment or Equipment no longer used or useful in the ordinary course of such Grantor’s business.

(b)    Returned Inventory. In the event any Account Debtor returns Inventory to such Grantor when an Event of Default exists, such Grantor, upon the request of the Administrative Agent, shall, during the continuance of an Event of Default: (i) hold the returned Inventory in trust for the Administrative Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Administrative Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Administrative Agent’s prior written consent. All returned Inventory shall be subject to the Administrative Agent’s Liens thereon in accordance with Article II.
(c)    Reserved.

(d)    Equipment. Such Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Administrative Agent does not have a Lien. Such Grantor will not, without the Administrative Agent’s prior written consent or other than in connection with a disposition permitted under Section 6.05 of the Credit Agreement, alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral.

4.4.    Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) deliver to the Administrative Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments constituting Collateral owned by it (if any then exist) with an aggregate face value in excess of $250,000, (b) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any such Chattel Paper, Securities and Instruments constituting Collateral, (c) upon the Administrative Agent’s request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral with an aggregate face value in excess of $250,000.

4.5.    Uncertificated Pledged Collateral. Such Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. With respect to any Pledged Collateral owned by it, such Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral with an aggregate book value in excess of $250,000 held with a securities intermediary, use commercially reasonable efforts to cause such securities intermediary to enter into a control agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, giving the Administrative Agent Control.

4.6.    Pledged Collateral.

(a)Changes in Capital Structure of Issuers. Such Grantor will not (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral (to the extent such Issuer is a Subsidiary of such Grantor or any other Grantor) owned by it to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Permitted Encumbrances and other Liens granted under the Loan Documents and sales of assets permitted pursuant to Section 4.1(d)) or merge or consolidate with any other entity except as permitted under the Credit Agreement, or (ii) vote any such Pledged Collateral in favor of any of the foregoing.

(b)Issuance of Additional Securities. Such Grantor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral (to the extent such issuer is a Subsidiary of such Grantor or any other Grantor) owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor.

(c)Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Lenders.

(d)Exercise of Rights in Pledged Collateral.

(i)    Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan

Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Administrative Agent in respect of such Pledged Collateral.

(i)Such Grantor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, and such Grantor’s receipt of one (1) Business Day’s prior written notice stating the Administrative Agent’s or its nominee’s intention to exercise its rights and remedies under Section 4.6(d) or Section 5.2, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

(ii)Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement; provided, that to the extent any Excluded Payments are received in respect of any of the Pledged Collateral owned by such Grantor, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement). “Excluded Payments” shall mean (A) dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral.

(e)Interests in Limited Liability Companies and Limited Partnerships. Each Grantor agrees that no ownership interests in a limited liability company or a limited partnership which are included within the Collateral owned by such Grantor shall at any time constitute a Security under Article 8 of the UCC of the applicable jurisdiction. If any Equity Interest which is included within the Collateral owned by such Grantor shall at any time constitute a Security or the issuer of any such Equity Interest shall take any action to have such interests treated as a Security, then such Grantor shall (i) ensure that such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, and (ii) (x) promptly deliver all certificates or other documents constituting such Security to the Administrative Agent or (y) use commercially reasonable efforts to cause the issuer of such Security or the securities intermediary relating to such Security to enter into a control agreement with the Administrative Agent.

1.Intellectual Property.

(a)Such Grantor will use its reasonable best efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Administrative Agent of any License held by such Grantor and to enforce the security interests granted hereunder.

(b)Such Grantor shall notify the Administrative Agent immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(c)In no event shall such Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without providing the Administrative Agent written notice thereof within ten (10) days of filing, and, upon request of the Administrative Agent, such Grantor shall execute and deliver any and all security agreements as the Administrative Agent may request to evidence the Administrative Agent’s first priority security interest on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(d)Such Grantor shall take all actions necessary or reasonably requested by the Administrative Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of its Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of such Grantor’s business.

(e)Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Administrative Agent and such Grantor agree are appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that such Grantor institutes suit because any of its Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 4.8.

4.8    Commercial Tort Claims. Such Grantor shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify the Administrative Agent of any Commercial Tort Claim acquired by it in an amount in excess of $250,000 and, upon the Administrative Agent’s request, such Grantor shall enter into an amendment to this Security Agreement, substantially in the form of Exhibit J hereto, granting to Administrative Agent a first priority security interest in such Commercial Tort Claim.

4.9.    Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit with a face amount in excess of $250,000, it shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify the Administrative Agent thereof and shall use commercially reasonable efforts to cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (ii) agree to direct all payments thereunder to a Deposit Account at the Administrative Agent or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with Section 2.18 of the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.

4.10.    Federal, State or Municipal Claims. Such Grantor will promptly notify the Administrative Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.11.    No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

4.12.    Insurance. (a)    In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, such Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended.

    (b)    All insurance policies required hereunder and under Section 5.10 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Administrative Agent and the Secured Parties) as an additional insured or as lender’s loss payee, as applicable, and shall contain lender loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Administrative Agent, which provide that such policy and lender loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty (30) days' prior written notice given to the Administrative Agent. During the continuance of an Event of Default, all proceeds received by such Grantor pursuant to such insurance policies with respect to any Collateral shall be paid to the Administrative Agent.

(c)    All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Administrative Agent. If such Grantor fails to obtain or maintain any insurance as required by this Section, the Administrative Agent may obtain such insurance at the Borrower’s expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor.

4.13.     Collateral Access Agreements. Such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each leased property where Collateral is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent.

4.14.    Deposit Account Control Agreements. Such Grantor will (with respect to a financial institution that is not a Lender or the Administrative Agent, use commercially reasonable efforts to) provide to the Administrative Agent, upon the Administrative Agent’s request, a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account (other than Excluded Accounts) of such Grantor as set forth in this Security Agreement.

4.15.    Change of Name or Location; Change of Fiscal Year. Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or material locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in this Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received at least thirty (30) days’ prior written notice (or such shorter period acceptable to the Administrative Agent in its sole discretion) of such change and any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Secured Parties, in any Collateral), provided that, any such new location shall be in the continental U.S. Such Grantor shall not change its fiscal year which currently ends on December 31.

ARTICLE V
EVENTS OF DEFAULT AND REMEDIES

5.1.    Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a)Any representation or warranty made by or on behalf of any Grantor under or in connection with this Security Agreement shall be materially false as of the date on which made.

(b)Any Grantor shall fail to observe or perform any of the terms or provisions of Sections 4.1(d), 4.1(e), 4.1(f), 4.1(g), 4.6(a), 4.6(b), 4.6(c), 4.6(d), 4.6(e) or 4.11.

(c)Any Grantor shall fail to observe or perform any of the terms or provisions of this Security Agreement (other than a breach which constitutes an Event of Default under any other Section of this Article V), and such failure shall continue unremedied for a period of (i) ten (10) days after the earlier of any Grantor’s knowledge of such breach or notice thereof from the Administrative Agent if such breach relates to the terms or provisions of Sections 4.1(a), 4.1(b), 4.2(c), 4.4, 4.5, 4.7(b), 4.7(c), 4.8, 4.9, 4.10 or 4.15 or (ii) thirty (30) days after the earlier of any Grantor’s knowledge of such breach or notice thereof from the Administrative Agent is such breach relates to the terms or provisions of any other Section of this Agreement not covered in subclause (i) or clause (b) above.

(d)The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement.

1.	Remedies.

(a)Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, with the concurrence or at the direction of the Required Lenders, exercise any or all of the following rights and remedies:

(i)those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the other Secured Parties prior to an Event of Default in accordance with this Security Agreement;

(ii)those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii)give notice of sole control or any other instruction under any Deposit Account Control Agreement or other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

(iv)without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and

(v)one (1) Business Day after the applicable Grantor receives written notice of the Administrative Agent’s or its nominee’s intention to exercise its rights and remedies under Section 4.6(d) or Section 5.2, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

(b)The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d)Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e)If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain Swap Agreement Obligations outstanding, the Required Lenders may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Agreement Obligations pursuant to the terms of the Swap Agreement.

(f)Notwithstanding the foregoing, neither the Administrative Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g)Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.3.    Grantor’s Obligations Upon Event of Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:

(a)assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at such Grantor’s premises or elsewhere;

(b)permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c)subject to the prior notice requirements of Section 4.6(d)(ii) and Section 5.2(a)(v), prepare and file, or cause an issuer that is a Subsidiary (or use reasonable best efforts to cause an issuer that is not a Subsidiary of a Grantor) of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Administrative Agent may request, all in form and substance satisfactory to the Administrative Agent, and furnish to the Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify;

(d)subject to the prior notice requirements of Section 4.6(d)(ii) and Section 5.2(a)(v), take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral; and

(e)at its own expense, cause the independent certified public accountants then engaged by each Grantor or its parent, as applicable, to prepare and deliver to the Administrative Agent and each Lender, at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

5.4.    Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any intellectual property rights constituting Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s Inventory constituting Collateral directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory constituting Collateral which bears any Trademark owned by or licensed to such Grantor and any Inventory constituting Collateral that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

1.Account Verification. The Administrative Agent may at any time during the continuance of an Event of Default, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

2.Authorization for Administrative Agent to Take Certain Action.

(a)    Subject to the last sentence of Section 6.2(b), each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact (i) to endorse and collect any cash proceeds of the Collateral, (ii) to file any financing statement with respect to the Collateral and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are permitted under Section 6.02 of the Credit Agreement), (iv) to contact Account Debtors for any reason, (v) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (vi) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (vii) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (viii) to settle, adjust, compromise, extend or renew the Receivables, (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (x) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xi) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xii) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xiii) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b)    All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and Secured Parties, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent agrees that, except for the powers granted in Section 6.2(a)(ii)-(iv) and Section 6.2(a)(xiii), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

3.Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY‑IN‑FACT (AS SET FORTH IN SECTION 6.2 ABOVE) OF SUCH GRANTOR WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

4.Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NONE OF THE ADMINISTRATIVE

AGENT, ANY LENDER, ANY OTHER SECURED PARTY, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO SUCH PARTY’S OWN GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII
GENERAL PROVISIONS

7.1    Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made in accordance with the terms of this Security Agreement. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to Grantors, addressed as set forth in Article VIII, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

7.2.    Limitation on Administrative Agent’s and Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.2.

7.3.    Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

7.4.    Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 7.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

7.5    Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.15, 5.3, or 7.7 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the other Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 7.5 shall be specifically enforceable against the Grantors.

7.6.    Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Administrative Agent or the other Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Lenders.

7.7.    No Waiver; Amendments; Cumulative Remedies. No failure or delay by the Administrative Agent or any other Secured Party in exercising any right or power under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the other Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by the Grantor therefrom shall in any event be effective unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth.

7.8.    Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

7.9    Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), all as though such payment or performance had not been made. In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff), is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.10.    Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.

7.11.    Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

7.12.    Release of Collateral or Grantor.

(a)    At the time provided in Section 9.02(c)(i) of the Credit Agreement, the Collateral shall be automatically released from the Lien created hereby and this Security Agreement and all obligations (other than Unliquidated Obligations) of the Administrative Agent and each Grantor hereunder shall automatically terminate, and all rights to the Collateral shall automatically revert to the Grantors. At the written request of any Grantor following any such termination in accordance with Section 9.02(c)(i) of the Credit Agreement, the Administrative Agent shall deliver to such Grantor any Collateral of such Grantor held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents and take such actions as such Grantor shall reasonably request to evidence or effect such termination; provided that all of the foregoing shall be at the sole cost and expense of Grantors and shall be pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and such Grantor.

(b)    If the Administrative Agent shall be directed or permitted pursuant to Section 9.02(c) (other than subclause (i) thereof) of the Credit Agreement to release any Lien on any Collateral or to release any Grantor from its obligations hereunder (in the event that all Equity Interests of such Grantor shall be sold or transferred as permitted by the Credit Agreement), such Collateral shall be released from the Lien created hereby or such Grantor shall be released from its obligations hereunder to the extent provided under, and subject to the terms and conditions set forth in, such Section 9.02(c). In connection therewith, the Administrative Agent shall execute and deliver to such Grantor such documents and take such actions as such Grantor shall reasonably request to evidence or effect such release; provided that all of the foregoing shall be at the sole cost and expense of Grantors and shall be pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and such Grantor.

7.13.    Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall reimburse the Administrative Agent for any and all out‑of‑pocket expenses in accordance with Section 9.03 of the Credit Agreement. Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

7.14.    Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

7.15.    Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations other than contingent indemnification obligations as to which no claim has been made have been indefeasibly paid and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit or at the discretion of the Administrative Agent, a back up standby Letter of Credit satisfactory to the Administrative Agent and the Issuing Bank has been delivered to the Administrative Agent as required by the Credit Agreement) and no commitments of the Administrative Agent or the Lenders which would give rise to any Secured Obligations are outstanding.

7.16.    Entire Agreement. This Security Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

7.17.    CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

7.18.    CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT

OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

7.19.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREE-MENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.20.    Indemnity. Each Grantor hereby agrees to indemnify the Administrative Agent and the other Secured Parties, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, fees, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Secured Party is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the other Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the other Secured Parties or any Grantor, and any claim for Patent, Trademark or Copyright infringement), in each case, to the extent required under Section 9.03(b) of the Credit Agreement.

7.21.    Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

ARTICLE VIII
NOTICES

8.1.    Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 9.01 of the Credit Agreement, provided that notices to the Grantor shall be sent to the Grantor at its mailing address set forth in Exhibit A hereto.

8.2.    Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE IX
THE ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Lenders hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to Article VIII of the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to

Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

EXACTECH, INC.

By:	/s/ Joel C. Phillips
Name: Joel C. Phillips
Title: Chief Financial Officer

LOAN GUARANTORS:
ALTIVA, LLC
BRIGHTON PARTNERS, LLC
EXACTECH INTERNATIONAL, LLC

By: Exactech, Inc., its sole member

By:	/s/ Joel C. Phillips
Name: Joel C. Phillips

EXACTECH U.S., INC.

By:	/s/ Joel C. Phillips
Name: Joel C. Phillips
Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Michelle C. Aurelius
Name:	Michelle C. Aurelius
Title:	Authorized Officer

My Commission Expires:

STATE OF GEORGIA	)
	)	SS
COUNTY OF LOWNDES	)

The foregoing instrument was acknowledged before me this __ day of December 2015, by
_____________________ , the __________________ of each Grantor, on behalf of said Grantors

Notary Public

My commission expires: